SHARE EXCHANGE AGREEMENT

by and among

Peng Xiang Peng Fei Investments Limited (“Peng Xiang“)

and

the Shareholders of Peng Xiang,

on the one hand;

and

Sino Charter Inc. (“Sino Charter”),
a Nevada corporation,

and

the Majority Stockholders of Sino Charter,

on the other hand

February 13, 2009

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of February 13, 2009 (this “Agreement”), is made and entered into by and among Peng Xiang Peng Fei Investments Limited, an international business company incorporated in the British Virgin Islands (“Peng Xiang”), and the shareholders of Peng Xiang (“Peng Xiang Shareholders”) listed on the Signature Pages for Peng Xiang Shareholders that are attached hereto, on the one hand; and Sino Charter Inc., a Nevada corporation (“Sino Charter”), and the stockholders of  Sino Charter listed on Signature Page for Sino Charter Stockholders that is attached hereto (the “Sino Charter Stockholders”), on the other hand.

RECITALS

WHEREAS, on February 13, 2009, the Board of Directors of Sino Charter has adopted resolutions approving Sino Charter’s acquisition of the equity interests of Peng Xiang held by the Peng Xiang Stockholders (the “Acquisition”) by means of a share exchange with the Peng Xiang Shareholders, upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Peng Xiang Shareholders own all of the equity interest (in shares of capital stock or otherwise) of Peng Xiang (the “Peng Xiang Equity Interest”);

WHEREAS, the Sino Charter Stockholders are the majority stockholders of Sino Charter which hold, collectively, an amount of shares of Sino Charter common stock which represents approximately 89.7% of the issued and outstanding capital stock of Sino Charter;

WHEREAS, the Sino Charter Stockholders will enter into this Agreement for the purpose of making certain covenants, indemnifications and agreements;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Peng Xiang will become a 100% wholly-owned subsidiary of Sino Charter; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1           The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)           The Peng Xiang Shareholders will each sell, convey, assign, transfer and deliver to Sino Charter certificates representing the Peng Xiang Equity Interest held by each Peng Xiang Shareholder as set forth in Column II of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Peng Xiang, accompanied by a properly executed and authenticated stock power or instrument of like tenor.

SHARE EXCHANGE AGREEMENT

(b)           As consideration for the acquisition of the Peng Xiang Equity Interests, Sino Charter will issue to each Peng Xiang Shareholder, in exchange for such Peng Xiang’s portion of the Peng Xiang Equity Interests, the number of shares of common stock set forth opposite such party’s name in Column IV on Annex I attached hereto (collectively, the “Sino Charter Shares”).  The Sino Charter Shares issued shall equal approximately 91% of the outstanding shares of Sino Charter’s common stock at the time of Closing.  For example, if there are 16,000,000 shares of Sino Charter’s common stock outstanding immediately prior to the Closing, then there shall be 14,560,000 shares of Sino Charter’s common stock issued to the Peng Xiang Shareholders at Closing.

1.2           Closing Date. The closing of the Acquisition (the “Closing”) shall take place on February 13, 2009, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3           Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Peng Xiang Shareholders, Peng Xiang, the Sino Charter Stockholders, and/or Sino Charter (as applicable) will take all such lawful and necessary action.

1.4           Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“FINRA” means Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

 “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means a adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of Sino Charter.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2).

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

SHARE EXCHANGE AGREEMENT

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which Sino Charter’s common stock is listed or quoted for trading on the date in question: the NYSE Alternext US Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” as defined in Regulation S means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

1.5           Tax Consequences.  It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code.

SHARE EXCHANGE AGREEMENT

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF PENG XIANG

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, Peng Xiang hereby represents and warrants to Sino Charter and the Sino Charter Stockholders as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

2.1           Organization. Peng Xiang has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.  Set forth on Schedule 2.1 of the disclosure schedules is a list of those jurisdictions in which Peng Xiang presently conducts its business, owns, holds and operates its properties and assets.

2.2           Capitalization. The authorized capital stock of Peng Xiang consists of 50,000 ordinary shares, US$1.00 par value, of which at the Closing, no more than 10,000 shares shall be issued and outstanding.  All of the issued and outstanding shares of capital stock of Peng Xiang, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Peng Xiang’s capital stock.  Except as set forth in the preceding sentence, no other class of capital stock or other security of Peng Xiang is authorized, issued, reserved for issuance or outstanding.  There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Peng Xiang or any of the Peng Xiang Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Peng Xiang.  There are no outstanding contractual obligations (contingent or otherwise) of Peng Xiang to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Peng Xiang.

2.3           Subsidiaries. As of the Closing, Peng Xiang has no direct or indirect subsidiaries, except as disclosed in Schedule 2.3 of the disclosure schedules hereto (collectively the “Peng Xiang Subsidiaries,” and each a “Peng Xiang Subsidiary”).  Each Peng Xiang Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Peng Xiang owns all of the shares of each Peng Xiang Subsidiary, and there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating any Peng Xiang Subsidiary to issue any additional shares of common stock or ordinary stock, as the case may be, of such subsidiary, or any other securities convertible into, exchangeable for or evidence the right to subscribe for or acquire from any Peng Xiang Subsidiary any shares of such subsidiary.

2.4           Certain Corporate Matters. Peng Xiang is duly qualified to do business as a corporation and is in good standing under the laws of the British Virgin Islands, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Peng Xiang’s financial condition, results of operations or business.  Peng Xiang has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5           Authority Relative to this Agreement.  Peng Xiang has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Peng Xiang have been duly authorized by Peng Xiang’s Board of Directors and no other actions on the part of Peng Xiang are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Peng Xiang and constitutes a valid and binding agreement, enforceable against Peng Xiang in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SHARE EXCHANGE AGREEMENT

2.6           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Peng Xiang of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Peng Xiang nor the consummation by Peng Xiang of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Peng Xiang or any Peng Xiang Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Peng Xiang or any Peng Xiang Subsidiary is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Peng Xiang or any Peng Xiang Subsidiary, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Peng Xiang taken as a whole.

2.7           Books and Records. The books and records of Peng Xiang delivered to Sino Charter prior to the Closing fully and fairly reflect the transactions to which Peng Xiang is a party or by which it or its properties are bound, and there shall be no material difference between the unaudited combined financial statements of Peng Xiang given to Sino Charter and the Sino Charter Stockholders and the actual reviewed US GAAP results of Peng Xiang for the nine-month period ended September 30, 2008.

2.8           Intellectual Property. Peng Xiang has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Peng Xiang infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.9           Litigation. Except as disclosed in Schedule 2.9 of the disclosure schedules hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Peng Xiang, threatened against or affecting Peng Xiang or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Sino Charter Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Peng Xiang nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of Peng Xiang, there is not pending or contemplated, any investigation by the Commission involving Peng Xiang or any current or former director or officer of Peng Xiang.

2.10           Legal Compliance. To the best Knowledge of Peng Xiang, after due investigation, no claim has been filed against Peng Xiang or any of the Peng Xiang Subsidiaries alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Peng Xiang and each of the Peng Xiang Subsidiaries holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

SHARE EXCHANGE AGREEMENT

2.11           Contracts. Except as disclosed in Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Peng Xiang.  Peng Xiang is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12           Material Changes. Since January 1, 2009, except as disclosed in Schedule 2.12 of the disclosures schedules hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Peng Xiang has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Peng Xiang’s financial statements pursuant to GAAP, (iii) Peng Xiang has not altered its method of accounting, (iv) Peng Xiang has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Peng Xiang has not issued any equity securities to any officer, director or Affiliate.

2.13           Labor Relations.  No labor dispute exists or, to the Knowledge of Peng Xiang and the Peng Xiang Shareholders, is imminent with respect to any of the employees of Peng Xiang which could reasonably be expected to result in a Material Adverse Effect.  None of Peng Xiang’s or Peng Xiang Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Peng Xiang or such Peng Xiang Subsidiary, and neither Peng Xiang nor any of the Peng Xiang Subsidiaries is a party to a collective bargaining agreement, and Peng Xiang and the Peng Xiang Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the Knowledge of Peng Xiang and the Peng Xiang Shareholders, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Peng Xiang or any of the Peng Xiang Subsidiaries to any liability with respect to any of the foregoing matters.  Peng Xiang and the Peng Xiang Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14           Title to Assets.  Peng Xiang and the Peng Xiang Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Peng Xiang and the Peng Xiang Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Peng Xiang and the Peng Xiang Subsidiaries and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Peng Xiang and the Peng Xiang Subsidiaries are held by them under valid, subsisting and enforceable leases with which Peng Xiang and the Peng Xiang Subsidiaries are in compliance.

2.15           Transactions with Affiliates and Employees.  None of the officers or directors of Peng Xiang and, to the Knowledge of Peng Xiang and the Peng Xiang Shareholders, none of the employees of Peng Xiang is presently a party to any transaction with Peng Xiang or any Peng Xiang Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Peng Xiang and the Peng Xiang Shareholders, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Peng Xiang and (iii) other employee benefits.

SHARE EXCHANGE AGREEMENT

2.17           Certain Fees.  Except as disclosed in Schedule 2.17 of the disclosure schedules hereto, no brokerage or finder’s fees or commissions are or will be payable by Peng Xiang to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.18           Registration Rights.  No Person has any right to cause (or any successor) to effect the registration under the Securities Act of any securities of Peng Xiang (or any successor).

2.19           Application of Takeover Protections.  Peng Xiang has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Peng Xiang’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of Peng Xiang fulfilling its obligations or exercising its rights under this Agreement.

2.20           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Peng Xiang and each Subsidiary has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Peng Xiang has no Knowledge of a tax deficiency which has been asserted or threatened against Peng Xiang or any Peng Xiang Subsidiary.

2.21           No General Solicitation.  Neither Peng Xiang nor any person acting on behalf of Peng Xiang has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.22           Foreign Corrupt Practices.  Neither Peng Xiang, nor to the Knowledge of Peng Xiang and the Peng Xiang Shareholders, any agent or other person acting on behalf of Peng Xiang , has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Peng Xiang (or made by any person acting on its behalf of which Peng Xiang is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.23           Obligations of Management. Each officer and key employee of Peng Xiang and its Subsidiaries is currently devoting substantially all of his or her business time to the conduct of business of Peng Xiang and its Subsidiaries.  Neither Peng Xiang nor any of its Subsidiaries is aware that any officer or key employee of Peng Xiang or any Subsidiary is planning to work less than full time at Peng Xiang or any Subsidiary, as applicable, in the future.  No officer or key employee is currently working or, to Peng Xiang’s or any Peng Xiang Shareholder’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

SHARE EXCHANGE AGREEMENT

2.25           Minute Books. The minute books of Peng Xiang and the Peng Xiang Subsidiaries made available to Sino Charter contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

2.26           Employee Benefits.  Except as set forth on Schedule 2.29 of the disclosure schedules hereto, neither Peng Xiang nor any Subsidiary has (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

2.27           Money Laundering Laws.  The operations of Peng Xiang are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Peng Xiang with respect to the Money Laundering Laws is pending or, to the knowledge of Peng Xiang, threatened.

2.28           Disclosure. The representations and warranties and statements of fact made by Peng Xiang and its Subsidiaries in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PENG XIANG SHAREHOLDERS

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, the Peng Xiang Shareholders each hereby represent and warrant to Sino Charter as follows:

3.1           Ownership of the Peng Xiang Equity Interest.  Peng Xiang Shareholders own, beneficially and of record, good and marketable title to the amount of the Peng Xiang Equity Interest, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements.  Peng Xiang Shareholders represent that they each have no right or claims whatsoever to any equity interests of Peng Xiang, other than the Peng Xiang Equity Interest and do not have any options, warrants or any other instruments entitling any of them to exercise or purchase or convert into additional equity interests of Peng Xiang. At the Closing, the Peng Xiang Shareholders will convey to Sino Charter good and marketable title to the Peng Xiang Equity Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Peng Xiang Shareholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3           Purchase of Restricted Securities for Investment. The Peng Xiang Shareholders each acknowledge that the Sino Charter Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Sino Charter Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Sino Charter Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Peng Xiang Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Further, each Peng Xiang Shareholder acknowledges and agrees that:

SHARE EXCHANGE AGREEMENT

(a)           Each Peng Xiang Shareholder is acquiring the Sino Charter Shares for investment, for such Peng Xiang Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Peng Xiang Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Peng Xiang Shareholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Sino Charter Shares.

(b)           Each Peng Xiang Shareholder understands that the Sino Charter Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Sino Charter’s reliance on such exemption is predicated on the each Shareholder’s representations set forth herein.

3.4           Status of Stockholder. Each of the Peng Xiang Shareholders hereby makes the representations and warranties in either paragraph (a) or (b) of this Section 3.4, as indicated on the Signature Page of Peng Xiang Shareholders which is attached and part of this Agreement:

(a)           Accredited Investor Under Regulation D. The Peng Xiang Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex II, and such Peng Xiang Shareholder is not acquiring its portion of the Sino Charter Shares as a result of any advertisement, article, notice or other communication regarding the Sino Charter Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b)           Non-U.S. Person Under Regulation S.  The Peng Xiang Shareholder:

(i)           is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii)           at the time of Closing, the Peng Xiang Shareholder was located outside the United States;

(iii)           no offer of the Sino Charter Shares was made to the Peng Xiang Shareholder within the United States;

(iv)           the Peng Xiang Shareholder is either (a) acquiring the Sino Charter Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(b);

(v)           all subsequent offers and sales of the Sino Charter Shares by the Peng Xiang Shareholder will be made outside the United States in compliance with Rule 903 of Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; the Peng Xiang Shareholder understands the conditions of the exemption from registration afforded by section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

SHARE EXCHANGE AGREEMENT

(vi)           the Peng Xiang Shareholder will not resell the Sino Charter Shares to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);

(vii)           the Peng Xiang Shareholder shall not and hereby agrees not to enter into any short sales with respect to the common stock of Sino Charter at any time after the execution of this Agreement by the Peng Xiang Shareholder  and prior to the expiration of the Restricted Period;

(viii)           in the event of resale of the Sino Charter Shares to non-U.S. Persons outside of the U.S. during the Restricted Period, the Peng Xiang Shareholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(ix)           the Peng Xiang Shareholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Sino Charter Shares;

(x)           the Peng Xiang Shareholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xi)           the Peng Xiang Shareholder has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xii)           the Peng Xiang Shareholder hereby represents that it has satisfied fully observed of the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Sino Charter Shares or this Agreement, including (i) the legal requirements of the Peng Xiang Shareholder’s jurisdiction for the purchase and acquisition of the Sino Charter Shares, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Sino Charter Shares; and further, the Peng Xiang Shareholder agrees to continue to comply with such laws as long as it shall hold the Sino Charter Shares.

(c)           The Peng Xiang Shareholder understands that the Sino Charter Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the Peng Xiang Shareholder set forth herein in order to determine the applicability of such provisions.  Accordingly, the Peng Xiang Shareholder agrees to notify Sino Charter of any events which would cause the representations and warranties of the Peng Xiang Shareholder to be untrue or breached at any time after the execution of this Agreement by such Peng Xiang Shareholder and prior to the expiration of the Restricted Period.

SHARE EXCHANGE AGREEMENT

3.5    Investment Risk. The Peng Xiang Shareholder is able to bear the economic risk of acquiring the Sino Charter Shares pursuant to the terms of this Agreement, including a complete loss of such the Peng Xiang Shareholder’s investment in the Sino Charter Shares.

3.6    Restrictive Legends. The Peng Xiang Shareholder acknowledges that the certificate(s) representing the Peng Xiang Shareholder’s pro rata portion of the Sino Charter Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

3.7           Disclosure.  The representations and warranties and statements of fact made by Peng Xiang Shareholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SINO CHARTER

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, Sino Charter hereby represents and warrants to Peng Xiang and the Peng Xiang Shareholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1           Organization and Qualification.  Sino Charter is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Sino Charter is not, to its Knowledge, in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”).  Sino Charter is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

SHARE EXCHANGE AGREEMENT

4.2           Authorization; Enforcement.  Sino Charter has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by Sino Charter and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Sino Charter and no further action is required by Sino Charter, the Board of Directors or Sino Charter’s stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4.  This Agreement has been (or upon delivery will have been) duly executed by Sino Charter and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Sino Charter enforceable against Sino Charter in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3           No Conflicts.  The execution, delivery and performance by Sino Charter of this Agreement and the consummation by Sino Charter of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Sino Charter’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Sino Charter, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Sino Charter debt or otherwise) or other understanding to which Sino Charter is a party or by which any property or asset of Sino Charter is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Sino Charter is subject (including federal and state securities laws and regulations), or by which any property or asset of Sino Charter is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4           Filings, Consents and Approvals.  Sino Charter is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Sino Charter of this Agreement, other than the filing of a Current Report on Form 8-K and Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

4.5           Issuance of the Sino Charter Shares.  The Sino Charter Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by Sino Charter other than restrictions on transfer provided for in this Agreement.

4.6           Capitalization.  The capitalization of Sino Charter is as set forth on Schedule 4.6, which Schedule 4.6 shall also include the number of shares of Sino Charter’s common stock owned beneficially, and of record, by Affiliates of Sino Charter as of the date hereof, if any.  Other than as set forth in Schedule 4.6, Sino Charter has not issued any capital stock since its most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Sino Charter’s common stock, or Contracts, commitments, understandings or arrangements by which Sino Charter or any Sino Charter Subsidiary is or may become bound to issue additional shares of Sino Charter’s common stock or Common Stock Equivalents.  The issuance of the Sino Charter Shares will not obligate Sino Charter to issue shares of Sino Charter’s common stock or other securities to any Person (other than the Peng Xiang Shareholders) and will not result in a right of any holder of Sino Charter securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of Sino Charter are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or Sino Charter’s board of directors is required for the issuance of the Sino Charter Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Sino Charter’s capital stock to which Sino Charter is a party or, to the Knowledge of Sino Charter, between or among any of Sino Charter’s stockholders. “Common Stock Equivalents” means any securities of Sino Charter or the Sino Charter Subsidiaries which would entitle the holder thereof to acquire at any time Sino Charter’s common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Sino Charter’s common stock.

SHARE EXCHANGE AGREEMENT

4.7           SEC Reports; Financial Statements.  Sino Charter has filed all reports, schedules, forms, statements and other documents required to be filed by Sino Charter under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Sino Charter was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the Knowledge of Sino Charter, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Sino Charter included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Sino Charter as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Sino Charter has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Sino Charter’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Sino Charter has not altered its method of accounting, (iv) Sino Charter has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Sino Charter has not issued any equity securities to any officer, director or Affiliate.  Sino Charter does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Sino Charter Shares contemplated by this Agreement or as set forth on Schedule 4.8, no event, liability or development has occurred or exists with respect to Sino Charter or its Sino Charter Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by Sino Charter under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

SHARE EXCHANGE AGREEMENT

4.9           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Sino Charter, threatened against or affecting Sino Charter or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Sino Charter Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Sino Charter nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of Sino Charter, there is not pending or contemplated, any investigation by the Commission involving Sino Charter or any current or former director or officer of Sino Charter.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Sino Charter under the Securities Act.

4.10           Labor Relations.  No labor dispute exists or, to the Knowledge of Sino Charter, is imminent with respect to any of the employees of Sino Charter which could reasonably be expected to result in a Material Adverse Effect.  None of Sino Charter’s employees is a member of a union that relates to such employee’s relationship with Sino Charter, and Sino Charter is not a party to a collective bargaining agreement, and Sino Charter believes that its relationships with their employees are good.  No executive officer, to the Knowledge of Sino Charter, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Sino Charter to any liability with respect to any of the foregoing matters.  Sino Charter is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11           Compliance.  To its Knowledge, Sino Charter: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Sino Charter under), nor has Sino Charter received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not n violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

SHARE EXCHANGE AGREEMENT

4.12           Regulatory Permits.  Sino Charter possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Sino Charter has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13           Title to Assets.  Sino Charter has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Sino Charter and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Sino Charter does not own any real property.  Any real property and facilities held under lease by Sino Charter, if any, is held by Sino Charter under valid, subsisting and enforceable leases with which Sino Charter is in compliance.

4.14           Patents and Trademarks.  Sino Charter has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Sino Charter has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by Sino Charter violates or infringes upon the rights of any Person.  To the Knowledge of Sino Charter, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  Sino Charter has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of Sino Charter and, to the Knowledge of Sino Charter, none of the employees of Sino Charter is presently a party to any transaction with Sino Charter (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Sino Charter, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Sino Charter and (iii) other employee benefits.

4.16           Sarbanes-Oxley; Internal Accounting Controls.  Sino Charter is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Sino Charter maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Sino Charter has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Sino Charter and designed such disclosure controls and procedures to ensure that information required to be disclosed by Sino Charter in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Sino Charter’s certifying officers have evaluated the effectiveness of Sino Charter’s disclosure controls and procedures as of the end of the period covered by Sino Charter’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Sino Charter presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in Sino Charter’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Sino Charter’s internal control over financial reporting.

SHARE EXCHANGE AGREEMENT

4.17           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Sino Charter to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.18           Issuance of Sino Charter Shares. Assuming the accuracy of the Peng Xiang Shareholders’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Sino Charter Shares by Sino Charter to the Peng Xiang Shareholders as contemplated hereby. The issuance of the Sino Charter Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.19           Investment Company. Sino Charter is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20           Listing and Maintenance Requirements.  Sino Charter’s common stock is currently quoted on FINRA’s Over-the-Counter Bulletin Board Quotation Service (“OTC Bulletin Board”) and Sino Charter has not, in the 24 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA or any trading market on which Sino Charter’s common stock is or has been listed or quoted to the effect that Sino Charter is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.  Sino Charter is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.21           Application of Takeover Protections.  Sino Charter has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Sino Charter’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Peng Xiang Shareholders as a result of the Peng Xiang Shareholders and Sino Charter fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Sino Charter’s issuance of the Sino Charter Shares and the Peng Xiang Shareholders’ ownership of the Sino Charter Shares.

4.22           No Integrated Offering. To the Knowledge of Sino Charter and assuming the accuracy of the Peng Xiang Shareholders’ representations and warranties set forth in Section 3, neither Sino Charter, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Sino Charter Shares to be integrated with prior offerings by Sino Charter for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Sino Charter are listed or designated.

4.23           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Sino Charter has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Sino Charter has no knowledge of a tax deficiency which has been asserted or threatened against Sino Charter.

SHARE EXCHANGE AGREEMENT

4.24           No General Solicitation.  Neither Sino Charter nor any person acting on behalf of Sino Charter has offered or sold any of the Sino Charter Shares by any form of general solicitation or general advertising.

4.25           Foreign Corrupt Practices.  Neither Sino Charter, nor to the Knowledge of Sino Charter, any agent or other person acting on behalf of Sino Charter, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Sino Charter (or made by any person acting on its behalf of which Sino Charter is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.26           Accountants.  Sino Charter’s accounting firm is set forth on Schedule 4.26 of the disclosure schedules.  To the Knowledge and belief of Sino Charter, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in Sino Charter’s Annual Report for the year ended November 31, 2007.

4.27           No Disagreements with Accountants and Lawyers.  To the Knowledge of Sino Charter, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Sino Charter to arise, between Sino Charter and the accountants and lawyers formerly or presently employed by Sino Charter which could affect Sino Charter’s ability to perform any of its obligations under this Agreement, and Sino Charter is current with respect to any fees owed to its accountants and lawyers.

4.28           Regulation M Compliance.  Sino Charter has not, and to the Knowledge of Sino Charter no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Sino Charter to facilitate the sale or resale of any of the Sino Charter Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Sino Charter, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Sino Charter.

4.29           Money Laundering Laws. The operations of Sino Charter are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Sino Charter with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Sino Charter, threatened.

4.30           Minute Books. The minute books of Sino Charter made available to Peng Xiang and the Peng Xiang Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

SHARE EXCHANGE AGREEMENT

4.31           Employee Benefits.  Sino Charter has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

4.32           Business Records and Due Diligence.  Prior to the Closing, Sino Charter delivered to Peng Xiang all records and documents relating to Sino Charter, which Sino Charter and possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Sino Charter and Sino Charter Subsidiaries.

4.33           Contracts.  Except as set forth in Schedule 4.33 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Sino Charter taken as a whole.  Sino Charter is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.34           No Undisclosed Liabilities.  Except as otherwise disclosed in Schedule 4.34 of the disclosure schedules, Sino Charter’s Financial Statements or incurred in the ordinary course of business after the fiscal year ended November 30, 2008 (the financial statements of which were filed with the SEC along with Sino Charter’s quarterly report on Form 10-Q on October 20, 2008), Sino Charter has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  Sino Charter represents that at the date of Closing, Sino Charter shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.35           No SEC or FINRA Inquiries. To the Knowledge of Sino Charter, neither Sino Charter nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.36           Shell Company.  Sino Charter is shell company with no substantial business operations

4.37           Disclosure.  The representations and warranties and statements of fact made by Sino Charter in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1           Indemnification.  Subject to the provisions of this Article 5, the Sino Charter Stockholders agree to, jointly and severally, indemnify fully in respect of, hold harmless and defend Peng Xiang, the Peng Xiang Shareholders and each of the officers, agents and directors of Peng Xiang or the Peng Xiang Shareholders against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Sino Charter and/or the Sino Charter Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Sino Charter prior to the Closing; or (B) the operations of Sino Charter prior to the Closing.  Subject to the provisions of this Article 5, Peng Xiang agrees to indemnify fully in respect of, hold harmless and defend the Sino Charter Stockholders and each of the officers, agents and directors of the Sino Charter Stockholders against any Claims to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Peng Xiang and/or the Peng Xiang Shareholders herein in this Agreement. The party claiming indemnification hereunder is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” For Claims occurring prior to July 25, 2008, the Sino Charter Stockholders shall assign all indemnification rights they have pursuant to the Stock Purchase Agreement dated July 25, 2008 by and between Matthew Hayden and MMH Group, LLC on the one hand, and Bradley W. Miller (the “Original Stock Purchase Agreement”), and Peng Xiang and the Peng Xiang Shareholders shall seek indemnification from “Indemnifying Party” as defined in the Original Stock Purchase Agreement.

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5.2           Survival of Representations and Warranties.  Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Sino Charter, Sino Charter Stockholders and Peng Xiang under this Agreement shall survive the date hereof for a period of twenty four (24) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by Sino Charter, the Sino Charter Stockholders or Peng Xiang may be made at any time.

5.3           Method of Asserting Claims, Etc.  All Claims for indemnification by any Indemnified Party under this Article V shall be asserted as follows:

(a)           In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”).  The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand.  The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party:  (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he does not dispute liability for indemnification under this Article 5 and that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”).  If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person.  No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

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(b)           In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party.  If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1           Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Peng Xiang and Sino Charter as each party may request. In order that each party may have the full opportunity to do so, Peng Xiang and Sino Charter, the Peng Xiang Shareholders and the Sino Charter Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Peng Xiang or Sino Charter as each party or its representatives may reasonably request and cause Peng Xiang or Sino Charter and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2           Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Peng Xiang and the Peng Xiang Shareholders on the one hand and Sino Charter and the holders of a majority of voting stock of Sino Charter common stock on the other hand. Without the prior written consent of Peng Xiang, the Peng Xiang Shareholders, Sino Charter or the Sino Charter Stockholders, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

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6.4           Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on Sino Charter.

6.5           Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6           Bylaws. If necessary, Sino Charter shall amend its bylaws to permit the election and/or appointment of additional new directors to Sino Charter’s Board of Directors as set forth in Section 7.1(a) below.

6.7           Confidentiality; Access to Information.

(a)           Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)           Access to Information.

(i)           Peng Xiang will afford Sino Charter and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Peng Xiang during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Peng Xiang, as Sino Charter may reasonably request. No information or Knowledge obtained by Sino Charter in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)           Sino Charter will afford Peng Xiang and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Sino Charter during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Sino Charter, as Peng Xiang may reasonably request. No information or knowledge obtained by Peng Xiang in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

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6.9           Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Peng Xiang will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.

6.10           Information Statement for Change in Majority of Directors.  As directed by Peng Xiang, Sino Charter and Sino Charter Stockholders will use their best efforts to ensure that Sino Charter’s current sole director will remain a director of Sino Charter until the expiration of the 10-day period beginning on the date of the filing of the information statement relating to a change in majority of directors of Sino Charter with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”), which Information Statement shall be prepared by Peng Xiang and filed by the Peng Xiang Officers on behalf of Sino Charter after the Closing.

6.11           Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of Peng Xiang, after the Closing Date, each Sino Charter Stockholder shall use its, his or her reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Sino Charter occurring, reported or filed prior to the Closing, as may be necessary or required by Sino Charter for the preparation of the post-Closing Date reports that Sino Charter is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

6.12           Payment of Sino Charter Liabilities.  Matthew Hayden hereby agrees to pay all of the liabilities of Sino Charter listed in Schedule 4.34 of the disclosures schedules attached hereto in their entirety on or before the expiration of the fourteen (14) day period after the Closing Date.

ARTICLE 7

CONDITIONS TO CLOSING

7.1           Conditions to Obligations of Peng Xiang and the Peng Xiang Shareholders. The obligations of Peng Xiang and the Peng Xiang Shareholders under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. At the Closing, Sino Charter and/or the Sino Charter Stockholders shall have delivered or caused to be delivered to Peng Xiang and the Peng Xiang Shareholders the following:

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(i)           this Agreement duly executed by Sino Charter and the Sino Charter Stockholders;

(ii)           letter of resignation from Sino Charter’s current sole officer, with his resignation as to all of the offices he currently holds with Sino Charter to be effective on February 18, 2009 or immediately following the filing of the Corporation’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, whichever is earlier, and confirming that he has no claim against Sino Charter in respect of any outstanding remuneration or fees of whatever nature as of the Closing;

(iii)           letter of resignation of Sino Charter’s current sole director, with the resignation of such director to take effect on the expiration of the 10 calendar day period following the date of the delivery of the Information Statement to the Sino Charter stockholders;

(iv)           resolutions duly adopted by the Board of Directors of Sino Charter approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	the Acquisition and the terms thereof;

c.	adoption of bylaws in the form agreed by the parties;

d.	fixing the number of authorized directors on the board of directors at four (4);

e.
the appointment of Qingqing Wu as Chairman of the board of directors to serve on the Sino Charter board of directors, effective on February 18, 2009 or immediately following the filing of the Corporation’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, whichever is earlier, and the appointment of Jianwei Shen, Zhifan Wu, and Yuzhen Wu as additional directors to serve on Sino Charter’s board of directors on the date the resignation of Sino Charter’s current sole director becomes effective;

f.
the appointment of the following persons as officers of Sino Charter, effective on February 18, 2009 or immediately following the filing of the Corporation’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, whichever is earlier with the titles set forth opposite his name (the “Peng Xiang Officers”):

Qingqing Wu	Chief Executive Officer, Chief Operating Officer, President, Secretary and Chairman of the Board

Yushan Zheng	Chief Financial Officer and Treasurer

g.	the change of the Sino Charter’s fiscal year end from November 30th to December 31st.

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(v)           a certificate of good standing for Sino Charter from its jurisdiction of incorporation, dated not earlier than five (5) days prior to the Closing Date;

(vi)           an instruction letter signed by the President of Sino Charter addressed to Sino Charter’s transfer agent of record, in a form reasonably acceptable to Peng Xiang and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Sino Charter Shares to be delivered pursuant to this Agreement registered in the names of the Peng Xiang Shareholders as set forth in Annex I;

(vii)           a shareholder list of Sino Charter as certified by the Sino Charter’s Secretary or transfer agent, dated within ten (10) days of the Closing Date;

(xiii)           a certificate of the Secretary of the Sino Charter, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Sino Charter executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation and By-Laws of the Sino Charter, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of the Sino Charter authorizing and approving the Sino Charter’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(ix)           all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Peng Xiang’s representatives with respect to Sino Charter; and

(x)           such other documents as Peng Xiang and/or the Peng Xiang Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties to be True. The representations and warranties of Sino Charter herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Sino Charter and the Sino Charter Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Assets and Liabilities. At the Closing, Sino Charter shall have no liabilities, debts or payables (contingent or otherwise) other than those liabilities listed in Schedule 4.34 of the disclosure schedules hereto, no tax obligations, no material assets, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(d)           SEC Filings. At the Closing, Sino Charter will be current in all SEC filings required by it to be filed.

(e)           Outstanding Common Stock. Sino Charter shall have at least 100,000,000 shares of its common stock authorized and shall have no more than [16,000,000] shares of its common stock issued and outstanding in the aggregate at the Closing.

(f)           No Adverse Effect.  The business and operations of Sino Charter will not have suffered any Material Adverse Effect.

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7.2           Conditions to Obligations of Sino Charter and the Sino Charter Stockholders. The obligations of Sino Charter and the Sino Charter Stockholders under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. On the Closing Date, Peng Xiang and/or the Peng Xiang Shareholders shall have delivered to Sino Charter the following:

(i)           this Agreement duly executed by Peng Xiang and the Peng Xiang Shareholders;

(ii)           resolutions duly adopted by the Board of Directors of Peng Xiang authorizing and approving the execution, delivery and performance of this Agreement;

(iii)           certificates representing the Peng Xiang Equity Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor; and

(iv)           such other documents as Sino Charter may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties True and Correct. The representations and warranties of Peng Xiang and the Peng Xiang Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Peng Xiang and the Peng Xiang Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Adverse Effect.  The business and operations of Peng Xiang will not have suffered any Material Adverse Effect.

ARTICLE 8

SEC FILING; TERMINATION

8.1           This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Sino Charter and the Peng Xiang Shareholders;

(b)           by either Sino Charter or the Peng Xiang Shareholders if the Transaction shall not have been consummated for any reason by February 13, 2009; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)           by either Sino Charter or the Peng Xiang Shareholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

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(d)           by the Peng Xiang Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Sino Charter or the Sino Charter Stockholders set forth in this Agreement, or if any representation or warranty of Sino Charter shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Sino Charter’s representations and warranties or breach by Sino Charter or the Sino Charter Stockholders is curable by Sino Charter or the Sino Charter Stockholders prior to the Closing Date, then the Peng Xiang Shareholders may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Peng Xiang Shareholders to Sino Charter and the Sino Charter Stockholders of such breach, provided Sino Charter and the Sino Charter Stockholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Peng Xiang Shareholders may not terminate this Agreement pursuant to this Section 8.1(d) if they shall have materially breached this Agreement or if such breach by Sino Charter or the Sino Charter Stockholders is cured during such thirty (30) day period);

(e)           by Sino Charter, upon a material breach of any representation, warranty, covenant or agreement on the part of Peng Xiang or the Peng Xiang Shareholders set forth in this Agreement, or if any representation or warranty of Peng Xiang or the Peng Xiang Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Peng Xiang’s or the Peng Xiang Shareholders’ representations and warranties or breach by Peng Xiang or the Peng Xiang Shareholders is curable by Peng Xiang or the Peng Xiang Shareholders prior to the Closing Date, then Sino Charter may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Sino Charter to Peng Xiang and the Peng Xiang Shareholders of such breach, provided Peng Xiang and the Peng Xiang Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Sino Charter may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Peng Xiang or the Peng Xiang Shareholders is cured during such thirty (30) day period); or

(f)           by Sino Charter Stockholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Peng Xiang or the Peng Xiang Shareholders set forth in this Agreement, or if any representation or warranty of Peng Xiang or the Peng Xiang Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Peng Xiang’s or the Peng Xiang Shareholders’ representations and warranties or breach by Peng Xiang or the Peng Xiang Shareholders is curable by Peng Xiang or the Peng Xiang Shareholders prior to the Closing Date, then Sino Charter Stockholders may not terminate this Agreement under this Section 8.1(f) for thirty (30) days after delivery of written notice from Sino Charter Stockholders to Peng Xiang and the Peng Xiang Shareholders of such breach, provided Peng Xiang and the Peng Xiang Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Sino Charter Stockholders may not terminate this Agreement pursuant to this Section 8.1(f) if it shall have materially breached this Agreement or if such breach by Peng Xiang or the Peng Xiang Shareholders is cured during such thirty (30) day period).

8.2           Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d), Section 8.1(e) or Section 8.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

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ARTICLE 9

GENERAL PROVISIONS

9.1           Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5           Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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9.7           Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Peng Xiang, Sino Charter, and holders of a majority of the equity interests of Peng Xiang and the holders of a majority of outstanding voting stock of Sino Charter; provided that, the consent of any Peng Xiang or Sino Charter shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such shareholder (other than by virtue of their ownership of Peng Xiang or Sino Charter shares, as applicable).

9.9           Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11           Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Remainder of Page Left Blank Intentionally]

SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

SINO CHARTER:

SINO CHARTER INC.,
a Nevada corporation

By:  ___________________________
Matthew Hayden
Chief Executive Officer and President

Address for Notices:

Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

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SIGNATURE PAGE OF SINO CHARTER STOCKHOLDERS

SINO CHARTER STOCKHOLDERS:

Name	Address, Telephone, and FacsimileNumber for Notice:	Signature:
Matthew Hayden	Address: ______________________ _____________________ _____________________ Tel: _____________________ Fax: _____________________
Ancora Greater China Fund, LP	Address: ______________________ _____________________ _____________________ Tel: _____________________ Fax: _____________________	By: _________________________ Name: _______________________ Title: ________________________

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SIGNATURE PAGE OF PENG XIANG

PENG XIANG:

PENG XIANG PENG FEI INVESTMENTS LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Peng Xiang Peng Fei Investments Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

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SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS

PENG XIANG SHAREHOLDERS:

BESTGRAIN LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Bestgrain Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

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SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

KEENCHARM LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Keencharm Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

ORIENT TIME LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Orient Time Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

MIGHTY SWIM LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Mighty Swim Limited
 Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

RIGHTEAST LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Righteast Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

FLYING GOOD LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Flying Good Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

GOLDUP HOLDINGS LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Goldup Holdings Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

LOFTY TIME LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Lofty Time Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

ELLENICA LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Ellenica Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF PENG XIANG SHAREHOLDERS (continued)

KEY ROLE CONSULTANTS LIMITED

By:      _____________________________
Name: _____________________________
Title:   _____________________________

Address for Notices:

Key Role Consultants Limited
Address:   ______________________
_____________________
_____________________
Tel: _____________________
Fax: _____________________

Please Check One:

The Peng Xiang Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Peng Xiang Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

ANNEX I

(I)	(II)	(III)

Name of Peng Xiang Shareholders	Peng Xiang Equity Interests Transferred to Sino Charter	Sino Charter Shares Issued to Peng Xiang Shareholders (or Designees)
Bestgrain Limited	6,591	9,596,496
Keencharm Limited	350	509,600
Orient Time Limited	350	509,600
Mighty Swim Limited	400	582,400
Righteast Limited	400	582,400
Flying Good Limited	400	582,400
Goldup Holdings Limited	400	582,400
Lofty Time Limited	409	595,504
Ellenica Limited	500	728,000
Key Role Consultants Limited	200	291,200
Total	10,000	14,560,000

SHARE EXCHANGE AGREEMENT

ANNEX II

ACCREDITED INVESTOR DEFINITION

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of Sino Charter which is issuing and selling the securities.

Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

SHARE EXCHANGE AGREEMENT

DISCLOSURE SCHEDULES
TO
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.1
(List of Business Jurisdictions)

1.           Hong Kong
2.           People’s Republic of China
3.           British Virgin Islands

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.3
(Subsidiaries)

Korea Jinduren (Int’l) Dress Limited (Hong Kong)

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.9
(Litigation)

None.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.11
(Contracts)

All of the following agreements have been entered into by and between Korea Jinduren (Int’l) Dress Limited and Jinjiang Yinglin Jinduren Dress Co. Ltd. on December 28, 2005:

1)	Consulting Services Agreement
2)	Operating Agreement
3)	Voting Rights Proxy Agreement
4)	Equity Pledge Agreement
5)	Option Agreement

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.12
(Material Changes)

On January 6, 2009, Peng Xiang issued 9,000 shares of common stock to its members, as follows:

Entities	Issued Shares
Bestgrain Limited	5,811 shares
Keencharm Limited	315 shares
Orient Time Limited	315 shares
Mighty Swim Limited	360 shares
Righteast Limited	360 shares
Flying Good Limited	400 shares
Goldup Holdings Limited	400 shares
Lofty Time Limited	409 shares
Ellenica Limited	450 shares
Key Role Consultants Limited	180 shares
TOTAL:	9,000 SHARES

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.17
(Certain Fees)

None.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.26
(Employee Benefit Plans)

None.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 4.6
(Sino Charter Stock Issuances)

Other than the issuances of Sino Charter’s restricted common stock to the Peng Xiang Shareholders at the Closing in connection with this Share Exchange Agreement, the following are descriptions of stock issuances for Sino Charter since its most recently filed periodic report under the Exchange Act:

1.
In connection with the Securities Purchase Agreements entered into by and between Sino Charter and MMH Group, LLC (“MMH”) dated February 12, 2009, MMH purchased 102,800 shares of Sino Charter’s restricted common stock from Sino Charter.

2.
In connection with the Securities Purchase Agreement entered into by and between Sino Charter and Pope Investments II, LLC (“Pope”) dated February 12, 2009, Pope purchased 287,840 shares of Sino Charter’s restricted common stock from Sino Charter.

3.
In connection with the Securities Purchase Agreement entered into by and between Sino Charter and Ancora Greater China Fund, L.P. (“Ancora”) dated February 12, 2009, Ancora purchased 123,360 shares of Sino Charter’s restricted common stock from Sino Charter.

4.
In connection with the Securities Purchase Agreement entered into by and between Sino Charter and Richardson & Patel LLP (“R&P”) dated February 13, 2009, R&P purchased 334,500 shares of Sino Charter’s restricted common stock from Sino Charter.

5.
In connection with the Securities Purchase Agreements entered into by and between Sino Charter and Causeway Bay Capital, LLC (“Causeway”) dated February 13, 2009, Causeway purchased 160,000 shares of Sino Charter’s restricted common stock from Sino Charter.

6.
In connection with the Securities Purchase Agreement entered into by and between Sino Charter and High Able Limited (“High Able”) dated February 13, 2009, High Able purchased 160,000 shares of Sino Charter’s restricted common stock from Sino Charter.

7.
In connection with the Securities Purchase Agreement entered into by and between Sino Charter and Suzhou Capital Advisors, LLC (“Suzhou”) dated February 13, 2009, Suzhou purchased 160,000 shares of Sino Charter’s restricted common stock from Sino Charter.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 4.8
(Sino Charter Stock Issuances to Officers, Directors and/or Affiliates)

1.
In connection with the Securities Purchase Agreements dated February 12, 2009 and entered into by and between Sino Charter and MMH Group, LLC (“MMH”), a limited liability company wholly owned by Matthew Hayden, Sino Charter’s current Chief Executive Officer and Sole Director, MMH purchased 102,800 shares of Sino Charter’s restricted common stock from Sino Charter.

2.
In connection with the Securities Purchase Agreement dated February 12, 2009 and entered into by and between Sino Charter and Pope Investments II, LLC (“Pope”), a “more than 10% owner” of Sino Charter’s total issued and outstanding common stock prior to the Closing, Pope purchased 287,840 shares of Sino Charter’s restricted common stock from Sino Charter.

3.
In connection with the Securities Purchase Agreement dated February 12, 2009 and entered into by and between Sino Charter and Ancora Greater China Fund, L.P (“Ancora”), a “more than 10% owner” of Sino Charter’s total issued and outstanding common stock prior to the Closing, Ancora purchased 123.360 shares of Sino Charter’s restricted common stock from Sino Charter.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 4.34
(Sino Charter’s Schedule of Liabilities)

PENDING LIABILITIES

•	Upon completion of the Fiscal 2008 Audit for the year ending November 30, 2008 Sino Charter will owe Malone & Bailey, CPA $3,000 in fees earned.
•	Upon completion of the 10K filing to complement the audit Sino Charter will owe Albeck Financial Services approximately $1,500.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT